UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.___)

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TG THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TG THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of TG Therapeutics, Inc. (“TG” or the “Company”), to be held at 10:00 a.m. local time, on Tuesday, June 14, 2016, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked to (i) elect seven directors for a term of one year, (ii) ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2016, and (iii) consider an advisory vote to approve the compensation of our named executive officers. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2015 on the Internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 29, 2016. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2015 Annual Report, please contact Sean A. Power, our Chief Financial Officer at (212) 554-4484.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Michael S. Weiss
Michael S. Weiss
Executive Chairman, Interim Chief Executive Officer and President

April 29, 2016

New York, New York

TG THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

NOTICE OF Annual Meeting OF STOCKHOLDERS

The Annual Meeting of Stockholders of TG Therapeutics, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Tuesday, June 14, 2016, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1.	Elect seven directors for a term of one year;

2.	Ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.	An advisory vote to approve the compensation of our named executive officers; and

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 19, 2016, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection beginning May 21, 2016, at our offices located at 2 Gansevoort Street, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 29, 2016. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2015 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.

Submitting your proxy does not affect your right to vote in person if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Sean A. Power, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Michael S. Weiss and Sean A. Power to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

/s/ Sean A. Power
Sean A. Power
Corporate Secretary

April 29, 2016

New York, New York

TG THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

Phone: (212) 554-4484

Fax: (212) 554-4531

PROXY STATEMENT

This proxy statement is being made available via Internet access, beginning on or about April 29, 2016, to the owners of shares of common stock of TG Therapeutics, Inc. (the “Company,” “our,” “we,” or “TG”) as of April 19, 2016, in connection with the solicitation of proxies by our Board of Directors for our 2016 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 29, 2016, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2015. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Tuesday, June 14, 2016, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

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QUESTIONS AND ANSWERS

Q.	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.	In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Q.	What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of seven directors for a term of one year, (ii) ratifying the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2016, (iii) an advisory vote to approve the compensation of our named executive officers , and (iv) transacting any other business that may properly come before the 2016 Annual Meeting or any adjournment thereof.

Q.	Who is entitled to vote at our Annual Meeting?

A.	The record holders of our common stock at the close of business on the record date, April 19, 2016, may vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 54,124,279 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning May 21, 2016, at our offices located at 2 Gansevoort Street, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q.	How do I vote?

A.	You may vote in person at the Annual Meeting, by use of a proxy card if you receive a printed copy of our proxy materials, via Internet as directed in our “Important Notice Regarding the Availability of Proxy Materials,” or by telephone as indicated in the proxy card.

Q.	What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Michael S. Weiss, our Executive Chairman, Interim Chief Executive Officer and President, and Sean A. Power, our Chief Financial Officer, Treasurer and Corporate Secretary, as your proxies. Mr. Weiss and/or Mr. Power may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.	How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2016, and (iii) “FOR” the non-binding proposal to approve the compensation of our named executive officers. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.	How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	delivering written notice to our Corporate Secretary, Sean A. Power, at our address above;

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•	submitting a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

•	attending the Annual Meeting and voting in person.

Q.	Is my vote confidential?

A.	Yes. All votes remain confidential.

Q.	How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote, except for abstentions under Proposal Three, which will have the same effect as a vote against. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

Q.	What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Amended and Restated Bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q.	What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q.	What vote is required to ratify CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2016?

A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2016. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

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Q.	How will the outcome of the non-binding vote to approve the compensation of our named executive officers be determined?

A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the non-binding advisory vote to approve the compensation of our named executive officers. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q.	What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of April 19, 2016, our directors and executive officers owned, or have the right to acquire, approximately 19.0% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 28 for more details.

Q.	Who was our independent public accountant for the year ending December 31, 2015? Will they be represented at the Annual Meeting?

A.	CohnReznick LLP is the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2015. We expect a representative of CohnReznick LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q.	How can I obtain a copy of our annual report on Form 10-K?

A.	We have filed our annual report on Form 10-K for the year ended December 31, 2015, with the SEC. The annual report on Form 10-K is also included in the 2015 Annual Report to Stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, Sean A. Power, or by email at info@tgtxinc.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

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CORPORATE GOVERNANCE

Our Board of Directors

Our amended and restated bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Currently, our Board consists of seven members. The following individuals are being nominated to serve on our Board (See “Proposal 1 – Election of Directors; Nominees”):

Name	Age	Position	Director Since
Michael S. Weiss	50	Executive Chairman, Interim Chief Executive Officer and President	2011
Laurence N. Charney	69	Director	2012
William J. Kennedy	71	Director	2012
Mark Schoenebaum, M.D.	43	Director	2012
Yann Echelard	52	Director	2012
Kenneth Hoberman	51	Director	2014
Daniel Hume	49	Director	2015

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Executive Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time.

TG has a risk management program overseen by Michael S. Weiss, our Executive Chairman, Interim Chief Executive Officer and President and the Board. Mr. Weiss and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

On December 29, 2011, Opus Point Partners, LLC, (“Opus”), TG Biologics, Inc. (“TG Biologics”) and the Company (and collectively with Opus and TG Biologics, the “Parties”) entered into an Exchange Transaction Agreement (the “Agreement”). On August 2, 2012, the Parties executed an amendment to the Agreement (“Amendment No. 1”) which set the number of members of the board of directors of the Company (the “Board of Directors”) at six, and required the consent of Opus for any increase. Opus has consented to the increase to seven.  Amendment No. 1 also granted Opus the right to nominate three members of the Board of Directors until the later of (x) two years from the Closing Date of the Agreement (as defined therein), or (y) the date on which Opus beneficially owns less than 10% of the Company’s common stock as calculated pursuant to the rules and regulations under Section 13 of the Exchange Act. Accordingly, Opus has nominated Mr. Charney, Dr. Kennedy, and Dr. Schoenebaum to the Company’s Board of Directors.

In connection with the Securities Exchange Agreement between the Company and LFB Biotechnologies (“LFB Group”) dated November 9, 2012, LFB Group maintains the right to nominate one member to the Company’s Board of Directors. LFB has nominated Dr. Echelard as its appointee to the Company’s Board of Directors.

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TG adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board undertook its annual review of director independence on March 2, 2016. During the review, our Board considered relationships and transactions during 2015 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Yann Echelard, Laurence Charney, William Kennedy, Mark Schoenebaum, Kenneth Hoberman, and Daniel Hume are independent under the criteria established by Nasdaq and our Board.

Michael S. Weiss, 50, has served as TG’s Executive Chairman, Interim Chief Executive Officer and President since December 2011. Mr. Weiss is a co-founder of, and has been a managing partner and principal of Opus Point Partners since 2009. Mr. Weiss earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. He began his professional career as a lawyer with Cravath, Swaine & Moore. In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals, Inc. in 2004. Following the merger, Mr. Weiss remained as CEO of Keryx and grew the company to close to a $1 billion market capitalization company at its peak. While at Keryx, he raised over $150MM in equity capital through public and private offerings, executed a $100MM+ strategic alliance, negotiated multiple Special Protocol Assessments ("SPA") agreements with the FDA and managed multiple large clinical trials. Mr. Weiss also serves as Executive Vice Chairman, Strategic Development for Fortress Biotech, Inc., a publicly-traded biotechnology company (“Fortress”).

Laurence N. Charney, 69,  has served on our Board since April 2012.  Since 2007, Mr. Charney has served as a business strategist and financial advisor to Boards, CEOs and investors. Previously, from 1970 through June 2007, Mr. Charney was a senior audit partner at Ernst & Young, LLP, a registered public accounting firm, retiring as a practice leader in the Americas Quality and Risk Management Group. Mr. Charney currently serves as an executive responsible for quality and professional leadership development for Frankel, Loughran, Starr & Vallone, LLP, CPA’s and as a director and audit committee chairman of Pacific Drilling S.A. and Kenon Holdings LTD, both NYSE listed companies. In addition, Mr. Charney previously served as a director and audit committee member of Marvel Entertainment, Inc., Mrs. Fields Original Cookies, XTL Biopharmaceuticals, Ltd., Pure Biofuels, Inc., and Iconix Brand Group, Inc. In addition to his extensive experience on the boards of various corporate entities, Mr. Charney is also active on the boards of several non-profit organizations. Mr. Charney graduated with a B.B.A. degree from Hofstra University and completed the Executive MBA in Business program at Columbia University.

William J. Kennedy, PhD., 71, has served on our Board since April 2012. Dr. Kennedy is a regulatory affairs professional with over 37 years of domestic and international experience. Prior to his retirement, Dr. Kennedy was Vice President for Regulatory Affairs for Zeneca Corporation. Dr. Kennedy has successfully managed the development, preparation, submission and approval of dozens of NDAs and major SNDAs. Dr. Kennedy has helped shape regulatory policy in the United States continuously since 1988, as a member and Chairman of PhRMA's Regulatory Affairs Coordinating Committee, as PhRMA's Chief Negotiator with Congress and FDA for FDAMA, and as the Co-Chairman of PhRMA's PDUFA III Steering Committee. Before joining the pharmaceutical industry, Dr. Kennedy was an Associate Research Professor at Yale Medical School. Dr. Kennedy is the author of several articles and is an often sought after speaker for his insight into the regulatory process. He co-founded the website PDUFADate.com which provides regulatory opinions to the financial community. Dr. Kennedy was the recipient of RAP's prestigious Special Recognition Award in 1998. Dr. Kennedy has been an independent consultant to the pharmaceutical industry since 1999.

Mark Schoenebaum, M.D., 43, has served on our Board since April 2012. Dr. Schoenebaum is a Senior Managing Director, Head of Evercore ISI's Health Care Research Team, and covers three sectors: Biotechnology/Large Cap, Biotechnology/Small cap, and Pharmaceuticals/Major. Prior to joining Evercore ISI, Dr. Schoenebaum held similar positions at Deutsche Bank and Bear Stearns. He has been ranked Institutional Investor #1 in Biotechnology for the past 11 consecutive years, has been the #1 ranked Pharmaceuticals analyst for 2 straight years (after first initiating in the category 3 years ago), and was II #1 in Biotechnology/Small cap category in 2015 (the first year the category appeared in the survey).  He is just the second analyst in 44 years to rank II #1 in 3 sectors and he has collected a total of 14 #1 rankings over the years. In 2013, Dr. Schoenebaum was inducted into Institutional Investor's All-America Research Team Hall of Fame, an award given to analysts who have earned at least ten #1 rankings. Dr. Schoenebaum graduated from Indiana University with highest distinction in 1996 with a BA and received an MD from the Johns Hopkins University School of Medicine in 2000.

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Yann Echelard, 52, has served on our Board since November 2012. Dr. Echelard, President and CEO of rEVO Biologics, has over 25 years of research and biopharmaceutical experience. Dr. Echelard holds a Ph.D. from Université de Montréal, and has completed post-doctoral studies at Ludwig Institute of Cancer Research in Montreal (McGill University). As a visiting scientist at the Roche Institute and at Harvard University (Developmental Biology), he had a key role in the isolation and characterization of the Hedgehog genes, the first identified vertebrate morphogens. From 1994 to 2010, he progressed through various positions of increasing responsibility at Genzyme Transgenics Corporation and at GTC Biotherapeutics, including Vice President of Research and Development. In 1998, he led the scientific team that first performed goat somatic cell nuclear transfer (cloning). Focusing on Corporate Development, Dr. Echelard spearheaded the creation of a collaborative Joint Venture with LFB Biotechnologies in 2006, which was focused on the development of recombinant plasma proteins and monoclonal antibodies. This close collaboration led to the acquisition of GTC Biotherapeutics, Inc. by LFB in December 2010.

Kenneth Hoberman, 51, has served on our Board since December 2014. Mr. Hoberman is currently the Chief Operating Officer and Corporate Secretary of Stemline Therapeutics, Inc. where he was a key member of the founding team. He was instrumental in the company’s financings from early private, including institutional, rounds through the IPO and subsequent follow-on offerings. He has extensive financial, accounting, investor relations, corporate governance and business development experience including M&A, strategic alliances and partnerships both domestic and international. His operational expertise includes regulatory oversight, human resources, manufacturing and clinical development. He was previously Vice President of Corporate and Business Development of Keryx Biopharmaceuticals, Inc., where he was instrumental in the success of the company. He also helped secure multiple sources of capital including over $200 million in equity investments through public and private offerings. He also initiated and executed a $100 million strategic alliance and originated, negotiated and closed dozens of licensing and operational contracts, helping to grow the company’s market capitalization to over $1 billion. He also led the team that originated, in-licensed, and developed Auryxia™ which gained FDA approval in 2014. He received a B.S.B.A. in Finance from Boston University and completed post-baccalaureate studies at Columbia University.

Daniel Hume, 49, has served on our Board since June 2015.  Mr. Hume is currently a partner in Kirby McInerney, LLP’s  New York office and is a member of the firm's management committee. Mr. Hume's law practice focuses on securities, structured finance, and antitrust litigation and regulation. He joined Kirby McInerney, LLP in 1995. Since then, Mr. Hume has advised corporate, public, and individual clients, including some of the largest institutional investors in the world, and helped them recover billions of dollars in losses throughout the course of his career. His work has earned him assorted honors and recognition, including most recently being named to both the National Law Journal “hot” list and law360 “most feared” list for 2013. Mr. Hume is admitted to the New York State Bar and federal courts around the country, including the United States District Courts for the Southern and Eastern Districts of New York, the United States Court of Appeals for the Second, Fourth, and Fifth Circuits, the Appellate Division of the Supreme Court of the State of New York, First Judicial Department, and the United States Supreme Court. He graduated from the State University of New York at Albany magna cum laude (B.A. Philosophy, 1988) and from Columbia Law School, where he served as Notes Editor for the Columbia Journal of Environmental Law (J.D., 1991).

During 2015, our Board held four meetings and took three actions by unanimous written consent. During 2015, each incumbent director who served their full term and are standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee and the Compensation Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors attended the 2015 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Sean A. Power, our Corporate Secretary, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@tgtxinc.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

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Audit Committee

The Audit Committee currently consists of Laurence N. Charney (Chairman), William Kennedy and Kenneth Hoberman.

The Audit Committee held five meetings during the fiscal year ended December 31, 2015. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.tgtherapeutics.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Charney is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Charney’s biography on page 5 for a description of his relevant experience.

The report of the Audit Committee can be found on page 11 of this proxy statement.

Compensation Committee

The Compensation Committee held one meeting during the fiscal year ended December 31, 2015. The Compensation Committee currently consists of all independent members of our Board of Directors, with Mr. Hoberman as chairman. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.tgtherapeutics.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer and our Chief Financial Officer, determining the overall compensation of the Chief Executive Officer and our Chief Financial Officer and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and our Chief Financial Officer on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s Amended and Restated 2012 Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 25, 2016, however, the Compensation Committee had not delegated any such authority.

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Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

The report of the Compensation Committee can be found on page 17 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Discussion and Analysis beginning on page 13 of this proxy statement.

Nominating Process

We do not currently have a nominating committee or any other committee serving a similar function. Director nominations are approved by a vote of a majority of our independent directors as required under the Nasdaq rules and regulations. Although we do not have a written charter in place to select director nominees, our Board of Directors has adopted resolutions regarding the director nomination process. Our policy describing our director nomination process is available on our website, located at www.tgtherapeutics.com. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors.

We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, Sean A. Power, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

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We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Business Conduct and Ethics on our website, located at www.tgtherapeutics.com.

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INDEPENDENT registered public accounting firM FEES AND OTHER MATTERS

CohnReznick LLP, the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2015 and 2014 has served as our independent registered public accounting firm since 2002. We expect a representative of CohnReznick LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board has asked the stockholders to ratify the selection of CohnReznick LLP as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of CohnReznick LLP as Our Independent Registered Public Accounting Firm” on page 31 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining CohnReznick LLP’s independence. All proposed engagements of CohnReznick LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal years ended December 31, 2015 and 2014, CohnReznick LLP billed us an aggregate of approximately $180,901 and $165,225, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, the audit of internal control over financial reporting as of December 31, 2015, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and other services provided in connection with registration statements.

Audit-Related Fees

During the fiscal years ended December 31, 2015 and 2014, we were not billed by CohnReznick LLP for any fees for audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2015 and 2014, we were not billed by CohnReznick LLP for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal years ended December 31, 2015 and 2014, we were not billed by CohnReznick LLP for any fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

•	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

•	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

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Report of THE Audit Committee

In monitoring the preparation of our financial statements, the Audit Committee met with both management and CohnReznick LLP, our independent registered public accounting firm during the year ended December 31, 2015, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 16 (Communication with Audit Committees). Auditing Standard 16 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	Methods used to account for significant or unusual transactions;

•	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of CohnReznick LLP, our independent registered public accounting firm for the year ended December 31, 2015, including the written disclosures made by CohnReznick LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

By the Audit Committee of the Board of Directors

Laurence N. Charney, Chairman

William Kennedy
Kenneth Hoberman

Dated March 2, 2016

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OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Michael S. Weiss	50	Executive Chairman, Interim Chief Executive Officer and President
Sean A. Power	34	Chief Financial Officer, Treasurer and Corporate Secretary

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Mr. Weiss is presented in connection with “Corporate Governance” beginning on page 4 of this proxy statement.

Sean A. Power, 34, has served as our Chief Financial Officer since December 2011 and also currently serves as the CFO of Opus Point Partners. Mr. Power joined the Company from Keryx Biopharmaceuticals, Inc., where he served as Corporate Controller from 2006 to 2011. During his tenure there, Mr. Power was involved in all capital raising and licensing transactions. He was also responsible for leading Keryx’s compliance with SEC rules and regulations. Prior to joining Keryx, he was with KPMG, LLP, independent certified public accountants, where he served as a senior associate. Mr. Power received a B.B.A in accounting from Siena College and is a member of the American Institute of Certified Public Accountants.

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COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we give an overview and analysis of our executive compensation program and philosophy for 2015, the material compensation decisions we made under those programs with respect to our named executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned by or paid to the following individuals, whom we refer to as our named executive officers, or NEOs:

•	Michael S. Weiss, our Executive Chairman, Interim Chief Executive Officer and President; and

•	Sean A. Power, our Chief Financial Officer, Treasurer and Corporate Secretary.

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate our employees to work toward achievement of our corporate mission to create long-term sustained stockholder value by acquiring, developing and commercializing novel treatments for B-cell malignancies and autoimmune diseases. Attaining our key business and strategic goals depends on attracting, retaining and motivating quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. The driving philosophy and objectives behind our executive compensation programs are:

•	to attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and appreciation and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employees to achieve our business goals;

•	to recognize the individual contributions of executives while fostering a shared commitment among executives; and

•	to reflect our “pay for performance” culture.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees our executive compensation programs, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our NEOs. Information about the Compensation Committee and its composition and responsibilities can be found on page 7 under the caption “Compensation Committee.”

Role of the Executives

Our Chief Executive Officer develops recommendations regarding the compensation levels for our Chief Financial Officer based upon a subjective assessment of his individual performance during the prior year and overall trends in the marketplace. In addition, each year, management delivers a set of proposed corporate goals and objectives that management believes are essential to the achievement of the Company’s mission and long-term goals and objectives. The Board of Directors works with the Compensation Committee to review these recommendations and proposals, make any modifications deemed appropriate, and the Compensation Committee approves the final compensation levels and goals and objectives for the NEOs.

Elements of Compensation

Our executive compensation program for 2015 consisted of the following components:

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Compensation Element	Purpose

Base Salary	Base salary represents the fixed portion of an executive’s annual compensation and is intended to recognize the executive’s value to the Company based on skills and experience relative to the responsibilities of his position.

Annual cash incentive awards	Annual cash incentive awards represent the portion of an executive’s compensation that is intended to vary as a direct reflection of Company and individual performance for the year.

Long-term equity awards	Long-term equity awards are intended to reward performance over a multi-year period, link the interests of executives to those of the stockholders, and encourages retention. Restricted stock awards generally are issued based upon achievement of corporate goals and objectives in the prior year.

Health and welfare plans and retirement plan	We provide competitive levels of medical and disability coverage, and retirement benefits under our 401(k) plan. Our executives participate in the same programs offered to all of our eligible employees.

Severance benefits	Our named executive officers have employment agreements that provide for severance benefits in certain circumstances.

No specific formula is used in regard to the allocation of the various elements within our executive compensation program. The Compensation Committee retains the discretion to reduce or eliminate the payment that otherwise might be payable to our executives based upon unforeseen events occurring during the year or its assessment of the Company’s or our executives’ performance in general.

In order to maximize the incentive effect of our compensation program, we have structured our performance-based compensation to include a mix of value opportunities and performance measures.

•	Our annual cash incentive awards and our annual equity awards are based principally upon the Company’s performance against pre-set corporate goals and objectives and partially upon the Compensation Committee’s assessment of each individual executive’s contribution to the Company’s performance.

•	The ultimate realized value of our equity awards (stock options and restricted stock awards) is tied to our stock price, in alignment with the interests of our stockholders.

Consideration of Prior Advisory Stockholder Vote on Executive Compensation

At the 2013 Annual Meeting of Stockholders, approximately 94% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2013 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company's executive pay practices enjoyed stockholder support.

In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program, with an emphasis on short and long-term incentive compensation that rewards our executives when they successfully achieve our corporate goals and objectives and, in turn, deliver value for our shareholders. The advisory vote on executive compensation at the Annual Meeting, and at future meetings, will serve as an additional tool to guide the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

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At the 2013 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held every three years. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation every three years until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which is scheduled to occur at the 2019 annual meeting.

2015 Executive Compensation

Benchmarking and Peer Group

In December 2014, we conducted a comparative analysis of our executive compensation program, which was utilized for 2014 incentive compensation and 2015 base salary assessments. The review of executive compensation included a comparison of salary, bonus and other forms of compensation, including stock based compensation, for a peer group of 34 publicly-traded companies in the biotechnology industry that we identified as being comparable to the Company in size (ranging in market capitalization from $400 million to $1 billion) and operation.

The peer group members included:

Aegerion Pharmaceuticals, Inc.	Emergent BioSolutions, Inc.	Osiris Therapeutics, Inc.
Affymetrix, Inc.	Epizyme Inc	Pacific Biosciences of California, Inc.
Amicus Therapeutics, Inc.	Geron Corporation	Raptor Pharmaceutical Corporation
ANI Pharmaceuticals, Inc.	Hyperion Therapeutics, Inc.	Repligen Corporation
Arena Pharmaceuticals, Inc.	IGI Laboratories, Inc.	Sangamo Biosciences, Inc.
Array Biopharma, Inc.	ImmunoGen, Inc.	Sarepta Therapeutics, Inc.
BioCryst Pharmaceuticals, Inc.	Infinity Pharmaceuticals, Inc.	Sequenom, Inc.
BioDelivery Sciences International, Inc.	Lexicon Pharmaceuticals, Inc.	Spectrum Pharmaceuticals, Inc.
Celadon Group, Inc	Meridian Bioscience, Inc.	Vanda Pharmaceuticals, Inc.
CTI Biopharma, Inc.	Momenta Pharmaceuticals, Inc.	XenoPort, Inc.
Dynavax Technologies Corp	Orexigen Therapeutics, Inc.	XOMA Ltd.
ZIOPHARM Oncology, Inc.

Based on the peer group analysis, the Compensation Committee concluded that certain components of cash compensation for the NEOs were below the 25th percentile for the peer group examined. After considering this analysis, the Compensation Committee approved the following changes to Mr. Weiss’ and Mr. Power’s base salaries for 2015, which are intended to make their total cash compensation more competitive with the peer group:

•	Effective January 1, 2015, Mr. Weiss’ base salary was increased from $262,500 to $325,000; and

•	Effective January 1, 2015, Mr. Power’s base salary was increased from $180,000 to $225,000.

Cash Incentive Awards

In 2015, Mr. Weiss was eligible to earn a target annual cash incentive equal to 100% of his base salary, and Mr. Power was eligible to earn a target annual cash incentive equal to 33% of his base salary, per the terms of their respective employment agreements. Both executives’ annual cash incentive awards were based upon the Company’s performance against pre-established corporate goals and objectives, which included a combination of clinical and regulatory goals related to our products as well as other corporate goals, and each executive’s individual performance based upon subjective performance reviews.

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The corporate performance goals and objectives used to determine annual incentive awards in 2015 were as follows:

•	Various clinical and pre-clinical goals – 63% maximum potential weighting (35% achieved);

•	Various goals related to manufacturing, non-clinical and regulatory – 27% maximum potential weighting (18% achieved);

•	Various goals related to business development operations – 10% maximum potential weighting (10% achieved).

These goals and objectives were achieved at an aggregate level of approximately 63%, and accordingly the executives were paid 63% of their target bonus amounts. The actual amounts paid to the executives pursuant to their annual cash incentive awards are reported in the “Summary Compensation Table” as non-equity incentive plan compensation.

Long-Term Equity Incentive Awards

Mr. Weiss’ employment agreement provides that each year the Company will grant Mr. Weiss a number of shares of restricted common stock equal to 1.25% of the shares of common stock outstanding on the date of grant on a fully-diluted basis. Each of these annual grants of restricted stock will vest and become non-forfeitable as to 25% of the shares on the first anniversary of the respective date of grant, as to 25% of the shares on the second anniversary of the respective date of grant and as to 50% of the shares on the date that the “market capitalization” (as defined in the employment agreement) is $100 million greater than the market capitalization on the respective date of grant, provided that Mr. Weiss remains an employee, director and/or consultant of the Company through each vesting date. Accordingly, on December 31, 2015 the Compensation Committee granted Mr. Weiss an award of 672,343 shares of restricted stock.

Per the terms of Mr. Weiss’ employment agreement, he was entitled to receive 605,860 shares of restricted stock for the year ended December 31, 2014. Due to a shortage of shares then available under the Company’s 2012 Incentive Plan, the Company reduced the grant by 337,257 shares. In June 2015 an amendment to the Company’s 2012 Incentive Plan was approved by the stockholders increasing the number of shares available for grant under the plan, and on June 4, 2015 Mr. Weiss was granted these 337,257 restricted shares.

After consideration of our 2015 corporate goals and objectives, and a subjective consideration of Mr. Power’s individual performance during 2015, on December 31, 2015 the Compensation Committee granted Mr. Power an award of 50,000 shares of restricted stock.

For additional information regarding our named executive officers’ stock grants, see the “Summary Compensation Table,” the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at 2015 Fiscal Year End” table.

Perquisites and Other Executive Benefits

We do not offer our NEOs any perquisites or other executive benefits.

Severance Benefits

We have employment agreements with our NEOs that provide, among other things, payment and benefits upon certain terminations of employment. We believe the severance benefits components of these agreements is an important component to recruiting and retaining high quality executive officers.

For more information on Mr. Weiss’ and Mr. Power’s employment agreements see the “Potential Payments upon Termination or Change-in-Control” section beginning on page 22 of this proxy statement.

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Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

By the Compensation Committee of the Board of Directors
Kenneth Hoberman, Chairperson
Laurence Charney
Daniel Hume
William Kennedy
Mark Schoenebaum

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our current named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2013, 2014, and 2015.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Michael S. Weiss Executive Chairman, Interim Chief Executive Officer and President	2015	325,000	13,440,772	—	203,125	—	13,968,897
	2014	262,500	4,233,183	—	210,000	—	4,705,683
	2013	250,000	1,884,054	—	275,000	—	2,409.054

Sean A. Power Chief Financial Officer, Treasurer and Corporate Secretary	2015	225,000	596,500	—	46,406	—	867,906
	2014	180,000	157,600	—	50,000	—	387,600
	2013	160,000	287,250	—	85,000	—	532,250

(1)	Reflects the aggregate grant date fair value of stock awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the time-based restricted stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. Because the “measurement date” for accounting purposes has not yet occurred for the milestone-based restricted stock awards, the grant date for those awards has not yet occurred and the grant date fair value is uncertain. For such awards, stock-based compensation will be measured and recorded if and when a milestone occurs. The grant date value for such awards reflected in the table is based on the fair market value of the shares on the date the milestones were established and does not take into account any potential forfeitures.

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Grants of Plan-Based Awards For Fiscal Year 2015

The following table below sets forth the individual grants of awards made to each of our NEOs during 2015. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 13 of this proxy statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of	Grant Date Fair Value of Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Shares of Stock or Units (#)(2)	($)(3)
Mr. Weiss			325,000
	06/04/15				337,257	5,419,720
	12/31/15				672,343	8,021,052

Mr. Power			74,250
	12/31/15				50,000	596,500

(1)	Represents target payout values for 2015 cash performance awards, assuming 100% achievement of corporate goals and objectives. The actual amount earned by each NEO in 2015 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 18 of this proxy statement.
(2)	Award of time and milestone based vesting restricted stock under the 2012 Incentive Plan.
(3)	Reflects the aggregate grant date fair value of stock awards granted by the Company during 2015 as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. Because the “measurement date” for accounting purposes has not yet occurred the grant date for those awards has not yet occurred and the grant date fair value is uncertain. The grant date value for such awards reflected in the tables is based on the fair market value of the shares on the date the milestones were established and does not take into account any potential forfeitures.

For a description of the vesting schedules of the equity awards, please see the Outstanding Equity Awards at 2015 Fiscal Year End Table below.

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Outstanding Equity Awards at 2015 Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2015 for each of our NEOs.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Weiss	1,125,000	(1)	13,421,250
	400,000	(2)	4,772,000
	86,743	(3)	1,034,844
	491,920	(4)	5,868,606
	268,603	(5)	3,204,434
	337,257	(6)	4,023,476
	672,343	(7)	8,021,052

Mr. Power	116,667	(8)	1,391,837
	75,000	(9)	894,750
	10,000	(10)	119,300
	50,000	(11)	596,500

(1)	Restricted stock granted to Mr. Weiss on May 16, 2012, under the TG Therapeutics, Inc. Amended and Restated 2012 Incentive Plan (“2012 Incentive Plan”). The shares vest as follows: 250,000 on September 15, 2017; 250,000 on June 15, 2018; 250,000 on March 15, 2019; and 375,000 on the later to occur of: (a) the first date that the Company achieves a pre-established market capitalization target and (b) December 15, 2018.

(2)	Restricted stock granted to Mr. Weiss on December 28, 2012, under the 2012 Incentive Plan. The shares vest as follows: 200,000 on March 15, 2017; 100,000 on the later to occur of: (a) the first date that the Company achieves a pre-established market capitalization target and (b) June 15, 2017; and 100,000 on the later to occur of: (a) the first date that the Company achieves a pre-established market capitalization target and (b) June 15, 2017.

(3)	Restricted stock granted to Mr. Weiss on December 28, 2012, under the 2012 Incentive Plan. The shares vest on March 15, 2017.

(4)	Restricted stock granted to Mr. Weiss on December 30, 2013, under the 2012 Incentive Plan. The shares vest as follows: 50% on March 15, 2018; and 50% on the later to occur of: (a) the first date that the issuer achieves a market capitalization target of $100M greater than the market capitalization on the date of grant and (b) September 15, 2018.

(5)	Restricted stock granted to Mr. Weiss on December 30, 2014, under the 2012 Incentive Plan. The shares vest as follows: 25% on January 1, 2018; 25% on January 1, 2019; and 50% on the later to occur of: (a) the first date that the issuer achieves a market capitalization target of $100M greater than the market capitalization on the date of grant and (b) January 1, 2020.

(6)	Restricted stock granted to Mr. Weiss on June 4, 2015 (represents the remainder due to Mr. Weiss for 2014 per his employment agreement, which were initially deferred), under the 2012 Incentive Plan. The shares vest as follows: 25% on January 1, 2018; 25% on January 1, 2019; and 50% on the later to occur of: (a) the first date that the issuer achieves a market capitalization target of $100M greater than the market capitalization on the date of grant and (b) January 1, 2020.

(7)	Restricted stock granted to Mr. Weiss on December 31, 2015, under the 2012 Incentive Plan. The shares vest as follows: 25% on June 30, 2017; 25% on June 30, 2018; and 50% on the later to occur of: (a) the first date that the issuer achieves a market capitalization target of $100M greater than the market capitalization on the date of grant and (b) June 30, 2018.

(8)	Restricted stock granted to Mr. Power on May 16, 2012, under the 2012 Incentive Plan. The shares vest as follows: 58,333 on June 30, 2015; and 58,333 on June 15, 2017.

(9)	Restricted stock granted to Mr. Power on December 30, 2013, under the 2012 Incentive Plan. The shares vest as follows: 50% on January 1, 2016; 50% on the later to occur of: (a) the first date that the issuer achieves a market capitalization target of $100M greater than the market capitalization on the date of grant and (b) June 30, 2016.

(10)	Restricted stock granted to Mr. Power on December 30, 2014, under the 2012 Incentive Plan. The shares vest in equal installments on the 1st, 2nd, 3rd, and 4th anniversary of the date of grant.

(11)	Restricted stock granted to Mr. Power on December 31, 2015, under the 2012 Incentive Plan. The shares vest as follows: 25% on January 1, 2017; 25% on January 1, 2018; and 50% on the later to occur of: (a) the first date that the issuer achieves a market capitalization target of $100M greater than the market capitalization on the date of grant and (b) June 30, 2018.

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Stock Vested in Fiscal Year 2015

The following table provides information regarding the number of shares acquired upon the vesting of restricted shares for our NEOs during 2015. The NEOs have not been granted any stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Weiss	125,000	1,618,750
Mr. Power	270,833	4,352,869

(1)	Represents the aggregate value of restricted stock vesting in 2015, based upon the fair market value of our common stock on the applicable vesting date.

Employment Agreements

Michael S. Weiss. Mr. Weiss was appointed Executive Chairman, Interim Chief Executive Officer and President of the Company, effective December 29, 2011. Under Mr. Weiss’ employment agreement, Mr. Weiss is to serve as the Company’s Executive Chairman, Interim Chief Executive Officer and President until such employment is terminated pursuant to the terms of the agreement. Mr. Weiss’ base salary for 2015 was $325,000 (which will automatically be reduced by 50% when Mr. Weiss resigns from his interim roles). Mr. Weiss is also eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Weiss and the Board each year, with a target bonus of 100% of his base salary.

The Company will also grant Mr. Weiss a number of shares of restricted common stock equal to 1.25% of the shares of common stock outstanding on the date of grant on a fully-diluted basis. Each of these annual grants of restricted stock will vest and become non-forfeitable as to 25% of the shares on the first anniversary of the respective date of grant, as to 25% of the shares on the second anniversary of the respective date of grant and as to 50% of the shares on the date that the “market capitalization” (as defined in the employment agreement) is $100 million greater than the market capitalization on the respective date of grant, provided that Mr. Weiss remains an employee, director and/or consultant of the Company through each vesting date.

Pursuant to his employment agreement, if Mr. Weiss’ employment is terminated by the Company without Cause (as defined therein) or if Mr. Weiss resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to 1.5 times the sum of his base salary and target bonus (or 2 times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 18 months (or 24 months if his employment is terminated upon or following a change in control); (iii) a prorated target bonus; (iv) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination; and (v) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

If Mr. Weiss’ employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of his termination will become fully vested and non-forfeitable as of his date of termination; and (ii) the vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

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If Mr. Weiss’ employment is terminated by the Company for Cause or by Mr. Weiss without Good Reason, Mr. Weiss will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty (30) days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Weiss is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

Sean A. Power. Mr. Power was appointed Chief Financial Officer, Treasurer and Secretary of the Company, effective December 29, 2011. Under Mr. Power’s employment agreement, Mr. Power is to serve as the Company’s Chief Financial Officer, Treasurer and Secretary until such employment is terminated pursuant to the terms of the agreement. Mr. Power’s base salary for 2015 was $225,000. Mr. Power is also eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Power and the board each year, with a target bonus of 33% of his base salary.

The Company will grant Mr. Power a number of shares of restricted common stock of the Company as determined by the CEO and the Board. Each of these annual grants of restricted stock will be subject to vesting terms, which will be determined at the time of grant by the CEO and the Board.

Pursuant to his employment agreement, if Mr. Power’s employment is terminated by the Company without Cause (as defined therein) or if Mr. Power resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to 0.5 times the sum of his base salary and target bonus (or 1 times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 12 months; (iii) a prorated target bonus; (iv) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination; and (v) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

If Mr. Power’s employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of his termination will become fully vested and non-forfeitable as of his date of termination; and (ii) the vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If Mr. Power’s employment is terminated by the Company for Cause or by Mr. Power without Good Reason, Mr. Power will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty (30) days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Power is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

Potential Payments upon Termination or Change in Control

As detailed above, we have employment agreements with Mr. Weiss and Mr. Power that provide certain compensation and benefits in the event of the termination of their employment under certain conditions. In addition, our equity plan provides certain benefits in connection with a change in control.

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Equity Plan

Pursuant to the terms of the 2012 Incentive Plan, upon the occurrence of a change in control, any awards outstanding under such plan will become fully-vested.

Michael S. Weiss

The table below summarizes the value of potential payments and benefits that Mr. Weiss would receive if his employment was terminated on December 31, 2015 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2015. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Type of Payment	Death or Disability	Termination for Cause or Resignation without Good Reason	Termination Other Than For Cause; Resignation for Good Reason	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control)	Change in Control (Absent Termination) (2)
	($)	($)	($)	($)	($)
Cash Severance	-	-	975,000	1,300,000	-
Pro-Rated Target Bonus	325,000	-	325,000	325,000	-
Continuation of Health Benefits	-	-	37,020	49,361	-
Value of Accelerated Equity(1)	40,345,661	-	40,345,661	40,345,661	40,345,661
Total	40,670,661	-	41,682,681	42,020,022	40,345,661

(1)	Represents the fair market value of restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2015 ($11.93), the last trading day of the most recently completed fiscal year.
(2)	Per our 2012 Incentive Plan all outstanding unvested stock awards vest upon a qualifying change in control.

Sean A. Power

The table below summarizes the value of potential payments and benefits that Mr. Power would receive if his employment was terminated on December 31, 2015 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2015. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

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Type of Payment	Death or Disability	Termination for Cause or Resignation without Good Reason	Termination Other Than For Cause; Resignation for Good Reason	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control)	Change in Control (Absent Termination) (2)
	($)	($)	($)	($)	($)
Cash Severance	-	-	149,625	299,250	-
Pro-Rated Target Bonus	74,250	-	74,250	74,250	-
Continuation of Health Benefits	-	-	24,680	24,680	-
Value of Accelerated Equity(1)	3,002,387	-	3,002,387	3,002,387	3,002,387
Total	3,076,637	-	3,250,942	3,400,567	3,002,387

(1)	Represents the fair market value of restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2015 ($11.93), the last trading day of the most recently completed fiscal year.
(2)	Per our 2012 Incentive Plan all outstanding unvested stock awards vest upon a qualifying change in control.

DIRECTOR COMPENSATION

Cash Compensation. Our non-employee directors receive the following cash compensation: (i) $50,000 annual retainer; and (ii) $10,000 additional retainer for service as Chairman of the Audit Committee. Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

Equity Compensation. Our non-employee directors receive the following equity compensation under the 2012 Incentive Plan.

•	Initial Stock Grant. Non-employee directors receive 50,000 shares of restricted common stock upon initial election or appointment to the Board of Directors. The stock will vest in equal annual installments over three years, beginning on the third anniversary of the date of grant.

•	Annual Stock Grant. Non-employee directors receive a restricted stock award of $75,000 of restricted stock annually for service on our Board of Directors. Such restricted stock will vest on the third anniversary of the date of grant.

2015 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the non-employee members of the Board for all services in all capacities during 2015.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Total ($)
Neil Herskowitz (3)	25,000	0	—	25,000
Laurence N. Charney	60,000	74,999	—	134,999
William J. Kennedy	50,000	74,999	—	124,999
Mark Schoenebaum, M.D.	50,000	74,999	—	124,999
Yann Echelard	50,000	74,999	—	124,999
Kenneth Hoberman	50,000	74,999	—	124,999
Daniel Hume	28,709	803,500	—	832,209

(1)	Represents cash retainer for serving on our Board and committees of the Board.

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(2)	Reflects the aggregate grant date fair value of stock awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures.

(3)	Mr. Herskowitz elected not to be nominated to our Board at the 2015 Annual Meeting and accordingly his service on our Board concluded in June 2015. He did not receive any stock awards in 2015.

The following table shows the number of stock awards granted to each director during 2015, and the grant date fair value for each award (determined in accordance with FASB ASC Topic 718) (during 2015 no option awards were granted to directors):

Name	Grant Date	Stock Awards (#)	Grant Date Fair Value of Awards ($)
Laurence N. Charney	6/4/15	4,667	74,999
William J. Kennedy	6/4/15	4,667	74,999
Mark Schoenebaum, M.D.	6/4/15	4,667	74,999
Yann Echelard	6/4/15	4,667	74,999
Kenneth Hoberman	6/4/15	4,667	74,999
Daniel Hume	6/4/15	50,000	803,500

As of December 31, 2015, the following aggregate number of unvested restricted stock awards were held by each of our non-employee directors. No stock options have been granted to our non-employee directors.

Name	Stock awards (#)
Laurence N. Charney	83,490
William J. Kennedy	57,942
Mark Schoenebaum, M.D.	83,490
Yann Echelard	74,609
Kenneth Hoberman	54,667
Daniel Hume	50,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Kenneth Hoberman, Laurence Charney, William Kennedy, Mark Schoenebaum and Daniel Hume. No member of our Compensation Committee during fiscal year 2015 or as of the date of this proxy statement, is or has been an officer or employee of TG Therapeutics or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with TG Therapeutics requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except for one Form 4 by LFB Biotechnologies S.A.S.U. and one Form 3 by Daniel Hume.

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RELATED-PERSON TRANSACTIONS

On January 30, 2012, we entered into an exclusive license agreement with LFB Biotechnologies, GTC Biotherapeutics and LFB/GTC LLC, all wholly-owned subsidiaries of LFB Group, relating to the development of ublituximab (the “LFB License Agreement”). In connection with the LFB License Agreement, LFB Group was issued 5,000,000 shares of common stock, and a warrant to purchase 2,500,000 shares of common stock at a purchase price of $0.001 per share. In addition, under the terms of the LFB License Agreement on November 9, 2012, we nominated Dr. Yann Echelard to our Board of Directors as LFB Group’s nominee. LFB Group maintains the right to nominate a board member until such time as LFB Group owns less than 10% of the outstanding common stock.

In connection with the LFB License Agreement, LFB Group maintained the right to purchase at least $750,000 in additional shares of common stock at a purchase price per share as defined in a November 2012 securities exchange agreement. Accordingly, in February 2015, LFB Group purchased 114,855 shares of our common stock at a price of $6.53 per share for net proceeds of $750,000. In May 2015, LFB Group exercised its warrant to purchase 2,500,000 shares of common stock at a purchase price of $0.001 per share.

Under the terms of the LFB License Agreement, we utilize LFB Group for certain development and manufacturing services. We incurred approximately $9,300,000, $5,200,000 and $6,300,000 in expenses for such services during the years ended December 31, 2015, 2014 and 2013, respectively, which have been included in other research and development expenses in the accompanying consolidated statements of operations. As of December 31, 2015, and 2014, we had approximately $2.1 million and $0.1 million, respectively, recorded in accounts payable related to the LFB License Agreement. In conjunction with the development and manufacturing services discussed above, certain agreements between us and LFB Group require payments in advance of services performed or goods delivered. Accordingly, as of December 31, 2015 and 2014, we recorded $3.0 million and $1.9 million, respectively, in prepaid research and development for such advance payments.

In March 2014, we entered into a shared services agreement (the “Opus Shared Services Agreement”) with Opus Point Partners Management, LLC (“Opus”) in which the parties agreed to share a rented facility and costs for certain other services.  Michael S. Weiss, our Executive Chairman and Interim Chief Executive Officer, is a Managing Member of Opus. During the years ended December 31, 2015 and 2014, we incurred expenses of approximately $0.3 million and $0.1 million, respectively, principally for rent, related to this Opus Shared Services Agreement. As of December 31, 2015 and 2014, we had approximately $0.1 million and $0.02 million, respectively, recorded in accounts payable related to this Opus Shared Services Agreement.

In connection with our licensing agreement with Ligand Pharmaceuticals Incorporated, which we entered into in June 2014, Opus, who identified the opportunity and advised us on the transaction, will be entitled to receive a 1% royalty for annual sales of up to $1 billion. During the year ended December 31, 2015, no royalties were paid to Opus under this agreement.

On October 3, 2014, we entered into an agreement with Fortress, to occupy approximately 40% of the 24,000 square feet of New York City office space leased by Fortress, which will become our new corporate headquarters. This agreement requires us to pay our respective share of the average annual rent and other costs of the 15 year lease. We approximate an average annual rental obligation of $1.1 million under this agreement. Michael S. Weiss, our Executive Chairman, Interim Chief Executive Officer and President, has served as Executive Vice Chairman, Strategic Development for Fortress since February 2014.

In connection with this agreement, we paid approximately $0.1 million in advance rent, which is recorded in other current assets in the accompanying consolidated balance sheets as of December 31, 2015 and December 31, 2014. During the year ended December 31, 2015, we incurred expenses of approximately $0.2 million, principally for our share of project management services, related to this agreement, of which $0.1 million was recorded in accounts payable. Also in connection with this lease, in October 2014 we pledged $0.6 million to secure a line of credit as a security deposit.

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In July 2015, we entered into a Shared Services Agreement (the “Shared Services Agreement”) with Fortress to share the cost of certain services such as facilities use, shared personnel costs and other shared overhead and administrative costs. This Shared Services Agreement requires us to pay our respective share of services utilized. In connection with the Shared Services Agreement, we incurred expenses of approximately $0.1 million for shared services as of December 31, 2015, which included only costs for shared personnel costs.

On September 1, 2015, we paid $25,000 to Checkpoint Therapeutics, Inc. (“Checkpoint”) as an option fee for the exclusive right to enter into a collaboration for certain additional compounds licensed by Checkpoint. The option has not been exercised as of December 31, 2015. As of December 31, 2015, we had approximately $0.3 million recorded in accounts payable related to a sponsored research agreement, related to the potential collaboration with Checkpoint.

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STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,

AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 19, 2016, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and NEOs as a group.

As of April 19, 2016, there were 54,124,279 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of April 19, 2016. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Shares Outstanding
Michael S. Weiss (2)	9,398,976	17.4%
Sean A. Power (3)	466,682	*
Laurence Charney	83,490	*
William Kennedy	66,490	*
Mark Schoenebaum	83,490	*
Yann Echelard	74,609	*
Kenneth Hoberman (4)	74,446	*
Daniel Hume	50,000	*
All current directors and named executive officers as a group (8 persons) (5)	10,298,183	19.0%

5% Stockholders:
Opus Point Partners, LLC (6)	9,398,976	17.4%
LFB Biotechnologies, S.A.S. (7)	7,614,855	14.1%
FMR LLC (8)	6,262,307	11.6%
Bridger Management LLC (9)	3,430,367	6.3%
RA Capital Management, LLC (10)	2,813,779	5.2%

*	Less than 1% of outstanding common stock.

(1)	The address of each of the directors and officers listed is c/o TG Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014.

(2)	Includes 3,381,866 shares of unvested restricted common stock, of which 3,045,694 vest on various time-based milestones, and 336,172 of which vest on various corporate milestones. Includes 33,334 warrants to purchase our common stock at $2.25, exercisable until December 31, 2016. Finally, also included in Mr. Weiss’ beneficial ownership are 4,524,560 shares of our common stock (1,500,000 of which contain restrictions based upon various corporate milestones) issued to Opus Point Partners, LLC, of which Mr. Weiss is a co-founder, managing partner, and principal and beneficially owns a 50% interest.

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(3)	Includes 251,667 shares of restricted common stock, of which 226,667 vest on various time-based milestones, and 25,000 of which vest on various corporate milestones.

(4)	Includes 5,556 warrants to purchase our common stock at $2.25, until January 31. 2017.

(5)	Includes 38,890 shares of our common stock issuable upon the exercise of options and warrants.

(6)	The address of Opus Point Partners, LLC is 2 Gansevoort Street, 9th Floor, New York, New York 10014. Includes 4,524,560 shares of our common stock (1,500,000 of which contain restrictions based upon various corporate milestones) issued to Opus Point Partners, LLC. Also includes shares beneficially owned by Mr. Weiss as outlined in footnote 2 above. Mr. Weiss is a co-founder, managing partner, and principal and beneficially owns a 50% interest in Opus Point Partners, LLC.

(7)	The address of LFB Biotechnologies, S.A.S. is 3 avenue des Tropiques, BP 40305 Les Ulis, 91942 Courtaboeuf Cedex, France.

(8)	The address of FMR, LLC is 245 Summer Street, Boston, Massachusetts 02210. Share ownership reported above is based on a Form 13G/A filed by FMR, LLC on February 12, 2016.

(9)	The address of Bridger Management, LLC is 90 Park Avenue, 40th Floor, New York, NY 10016. Share ownership reported above is based on a Form 13G/A filed by Bridger Management, LLC on February 16, 2016.

(10)	The address of RA Capital Management, LLC is 20 Park Plaza, Suite 1200, Boston, MA 02116. Share ownership reported above is based on a Form 13G/A filed by RA Capital Management, LLC on February 16, 2016.

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PROPOSAL ONE

ELECTION OF DIRECTORS; NOMINEES

Our Amended and Restated Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board currently consists of seven members. The nominated directors are: Michael S. Weiss, Laurence N. Charney, William J. Kennedy, Mark Schoenebaum M.D., Yann Echelard, Kenneth Hoberman, and Daniel Hume. For information about each of the nominees and our Board generally, please see “Corporate Governance-Our Board of Directors” beginning on page 4. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

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PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF COHNREZNICK LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of CohnReznick LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. If CohnReznick LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. CohnReznick LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2016, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP.

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PROPOSAL THREE

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. Accordingly, we are seeking input from our stockholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.

Please see “Compensation Discussion and Analysis” for a full description of our executive compensation philosophy and current levels of executive compensation.

THE BOARD RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

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ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2015 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: TG Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attn: Sean A. Power. You may also contact us at (212) 554-4484.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2017 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Sean A. Power, at 2 Gansevoort Street, 9th Floor, New York, New York 10014, no later than December 30, 2016. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Amended and Restated Bylaws to Sean A. Power, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 16, 2017, and no later than April 15, 2017. If a stockholder fails to provide timely notice of a proposal to be presented at our 2017 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2015, delivered to you together with this proxy statement, is hereby incorporated by reference.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Laurence Charney 02 Yann Echelard 03 William J. Kennedy 04 Kenneth Hoberman 05 Daniel Hume
06 Mark Schoenebaum, M.D. 07 Michael S. Weiss

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000287332_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

TG THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 14, 2016 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Michael S. Weiss and Sean A. Power or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TG THERAPEUTICS, INC. that the stockholder is entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, EDT on June 14, 2016, at the offices of Alston & Bird, LLP, 90 Park Avenue, New York, NY 10016, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000287332_2 R1.0.1.25